SOUTH JERSEY INDUSTRIES, INC.
                              1 South Jersey Plaza
                            Folsom, New Jersey 08037

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                 April 22, 1999

    NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of South Jersey Industries, Inc. will be held at the office of the Company, 1 South Jersey Plaza, Folsom, New Jersey, on Thursday, April 22, 1999, at 10:00 A.M., Eastern Time, for the following purposes:

        1. To elect three Directors in Class I (Term expiring in 2002).

        2. To approve the action of the Board of Directors in amending the Stock-Based Compensation Plan.

        3. To approve the action of the Board of Directors in appointing Deloitte & Touche LLP as auditors for the year 1999.

        4. To transact such other business that may come before the meeting.

    The Board of Directors has fixed the close of business on March 1, 1999 as the record date for determining the shareholders of the Company entitled to notice of and to vote at the Annual Meeting and any adjournments thereof, and only holders of stock of the Company of record on that date are entitled to notice of and to vote at the meeting and any adjournments.

    If you do not expect to be personally present at the meeting, please fill in and sign the enclosed form of proxy and return it promptly in the accompanying business reply envelope.

                               By Order of the Board of Directors,

                                                        George L. Baulig
                                                        Secretary

Folsom, N.J. 08037
March 12, 1999

                             YOUR VOTE IS IMPORTANT
                YOU ARE URGED TO VOTE, DATE, AND PROMPTLY RETURN
                      YOUR PROXY IN THE ENCLOSED ENVELOPE.

                          SOUTH JERSEY INDUSTRIES, INC.
                                 PROXY STATEMENT

    This statement is furnished in connection with the solicitation of proxies to be used at the Annual Meeting of Shareholders of South Jersey Industries, Inc. to be held on April 22, 1999, at the office of the Company, located at 1 South Jersey Plaza, Folsom, New Jersey 08037. The approximate date on which proxy material will first be sent to shareholders is March 12, 1999.

    This solicitation of proxies is made on behalf of the Board of Directors of South Jersey Industries, Inc. and the Company will bear the cost of the solicitation. The solicitation will be made by mail, and, in addition, the Secretary of the Company and regular employees of the Company may solicit proxies by telephone, telegram or in person. The Company may also employ a professional proxy-soliciting firm, the cost of which will not exceed $7,500 plus expenses. The Company will furnish brokerage houses and other custodians, nominees or fiduciaries with the number of additional copies of its proxy material and Annual Report to Shareholders necessary to supply those materials to the beneficial owners of stock of the Company.

    Directors are elected by a plurality vote of all votes cast at the meeting. Abstentions and broker non-votes will be treated as present for the purposes of determining a quorum, but will not affect the election of directors and will not be counted in tabulating the number of votes cast for approval of amendments to the Stock-Based Compensation Plan or on the appointment of the independent auditors.

    Signed proxies in the accompanying form received by the Company will be voted at the meeting or any adjournments thereof and, where such a proxy contains a specific instruction as to any matter to be acted on, the shares represented by the proxy will be voted accordingly. A shareholder who signs and returns a proxy may revoke it at any time before it is voted. Attendance at any meeting by a shareholder who has given a proxy does not revoke the proxy; to revoke the proxy, the attending shareholder must so notify the secretary of the meeting in writing prior to the voting of the proxy.

    The Company had 10,780,042 shares of Common Stock outstanding as of March 1, 1999. The holders of Common Stock have one vote per share on each matter to be acted upon. Only shareholders of record at the close of business on March 1, 1999 will be entitled to vote at the meeting.

                              ELECTION OF DIRECTORS

    At the Annual Meeting, three directors are to be elected to the Board of Directors in Class I to hold office for a term of three years. It is intended that the votes of the persons designated a proxies in the accompanying form of proxy will be cast f or Charles Biscieglia, Richard L. Dunham and W. Cary Edwards. The Board of Directors now consists of nine members. Mr. Biscieglia, President and Chief Executive Officer of the Company, was elected to that position and as a director by the Board of Directors in October 1998 and is standing for election as a director by the Company's shareholders for the first time. While it is not anticipated that any of the nominees will be unable to serve, if any should become unable to accept nomination or election, it is intended that the persons designated as proxies in the accompanying form of proxy will vote for the election of such other person as the Board of Directors may recommend.

                                    NOMINEES
                         Class I (Term Expiring in 2002)

Charles Biscieglia has been a director since 1998. Age 54. Member of the Environmental Committee, the Executive Committee and the Nominating Committee. President and Chief Executive Officer, (1998 to date) of the Company and South Jersey Gas Company (Gas Company). Vice President (1997-1998), of the Company, and Executive Vice President and Chief Operating Officer, (1991-1998) of Gas Company; director of AtlantiCare Foundation, Atlantic City, NJ; director New Jersey State Chamber of Commerce, Trenton, NJ; director New Jersey Utilities Association, Trenton, NJ.

Richard L. Dunham, Chairman of the Board of the Company. Has been a director since 1984. Age 69. Member of the Environmental Committee, the Executive Committee and the Nominating Committee. Formerly Chairman (1988 - 1995), President (1980 - 1988), of Zinder Companies, Inc. economic and regulatory consulting firms, Washington, DC; Member (1986 -1995) of Advisory Council of Gas Research Institute, Chicago, IL; Former Chairman (1975-1977) of the Federal Power Commission (now FERC), Washington, DC.

W. Cary Edwards has been a director from April 1990 - January 1993 and September 1993 to date. Age 54. Member of the Environmental Committee, the Executive Committee and the Compensation/Pension Committee. Commissioner, N.J. State Commission on Investigation (1997 to date); Managing Partner, Edwards Caldwell & Poff, Esqs. (1993 to date); Of Counsel (1993) and NJ Managing Partner (1990 -
1993), law firm of Mudge Rose Guthrie Alexander & Ferdon; Attorney General, State of New Jersey (1986 - 1989); Chief Legal Counsel - Governor of NJ (1982 -
1986).

                         DIRECTORS CONTINUING IN OFFICE
                        Class III (Term expiring in 2001)

Thomas L. Glenn, Jr. has been a director since 1986. Age 64. Member of the Audit Committee, the Executive Committee, and Chairman of the Environmental Committee. Chairman (1984 to date) of Glenn Insurance, Inc. Absecon, NJ; trustee, of AtlantiCare Foundation, Atlantic City, NJ; trustee and Chairman, Laurelwood, a Lifecare Retirement Community, Pomona, NJ.

Herman D. James, Ph.D. has been a director since 1990. Age 55. Member of the Compensation/Pension Committee, the Nominating Committee and Chairman of the Audit Committee. Distinguished Professor, Rowan University (1998 to date) President, Rowan University (1984 - 1998), Glassboro, NJ; director American Association of State Colleges and Universities, Washington, DC; director New Jersey State Chamber of Commerce, Trenton, NJ.

Frederick R. Raring has been a director since 1995. Age 61. Member of the Audit Committee and the Environmental Committee. President, (1990 to date) of Seashore Supply Company, Atlantic City, NJ, a major distributor of plumbing and heating supplies a nd materials.

                         DIRECTORS CONTINUING IN OFFICE
                        Class II (Term expiring in 2000)

Anthony G. Dickson has been a director since 1995. Age 50. Member of the Audit Committee, the Compensation/Pension Committee and the Environmental Committee. President (1991 to date), of New Jersey Manufacturers Insurance Company, New Jersey Re-Insurance Company; President (1998 to date) of New Jersey Casualty Insurance Company and New Jersey Indemnity Insurance Company, and a director of such companies, West Trenton, NJ; director Alliance of American Insurers, Schaumburg, IL; trustee, Rider University.

Clarence D. McCormick has been a director since 1979. Age 69. Member of the Nominating Committee, Chairman of the Compensation/Pension Committee and of the Executive Committee. Chairman and CEO (1995 to date), Chairman, President and CEO (1988 - 1995 ), of The Farmers and Merchants National Bank of Bridgeton, NJ; Chairman and President of Southern Jersey Bancorp of Delaware (1989 to date); director of such banks; director of the Cumberland Mutual Insurance Company; director American Automobile Association of Southern New Jersey.

Shirli M. Vioni, Ph.D. has been a director since 1983. Age 58. Member of the Audit Committee, the Executive Committee and Chairman of the Nominating Committee. President, Billings-Vioni Management Associates (1990 to date), Gahanna, OH, a human resource consulting firm; formerly Superintendent, Oberlin City Schools (1994 to 1997), Oberlin, OH; former Director and Vice President, Human Resource Development (1985-1990), Honeywell, Inc., Minneapolis, MN.


                 SECURITY OWNERSHIP OF DIRECTORS AND MANAGEMENT

                                   Number of Shares
                                   of Common Stock
                                   Owned Beneficially             % of
Name                               as of Jan. 22, 1999 (1)(2)     Class
----                               --------------------------     -----
Charles Biscieglia                       18,298                   0.2%
Anthony G. Dickson                        5,152
Richard L. Dunham                         8,838                   0.1%
W. Cary Edwards                           2,930
Thomas L. Glenn, Jr.                      6,934                   0.1%
Herman D. James, Ph.D.                    3,030
Clarence D. McCormick                     6,868                   0.1%
Frederick R. Raring                      17,923                   0.2%
Shirli M. Vioni, Ph.D.                    5,092

15 directors, nominees and              118,514                   1.1%
      officers as a group

(1) Based on information furnished to the Company by the respective directors, nominees and officers of the Company. The Company is informed that these persons have sole voting power and sole power of disposition with respect to the shares of Common Stock shown opposite their names, with the following exception: 1,500 shares of the officers as a group are not now held by them but may be acquired through the exercise of stock options, which are exercisable within sixty days.

(2)Includes 250 shares awarded to each director in 1998 under the Restricted Stock Program For Directors. Owners of restricted stock have power to vote the shares, but have no investment power with respect to the shares until the restrictions lapse.

                             THE BOARD OF DIRECTORS

Certain Transactions

    Gas Company and other subsidiaries of the Company have maintained banking relationships for a number of years with The Farmers and Merchants National Bank of Bridgeton, of which Mr. McCormick is Chairman and a director, and expect to continue such relationships. The highest aggregate indebtedness of Gas Company and other subsidiaries of the Company to that bank during 1998 was $5,675,102, and the amount of such indebtedness at December 31, 1998 was $5,000,000. Loans made to Gas Company an d other subsidiaries by that bank are made on terms that are usual and customary at the time they are made. The bank is also trustee of the Employee Thrift Plan and the Employee Stock Ownership Plan. During 1998 Gas Company paid $220,013 for purchase s of pipe and fittings from Seashore Supply Company of which Mr. Raring is President.

Meetings of the Board of Directors And Its Committees

    The Board of Directors of the Company met eleven times in 1998. All Directors attended 75% or more of the total of (i) the number of meetings of the Board of Directors held during the period such director was in office and (ii) the number of meetings of the committees of the Board on which he or she served. The average attendance for all Board and Committee meetings in 1998 was 99%. During 1998, each of the directors of the Company also served on the Boards of one or more of Gas Company , South Jersey Energy Company (Energy), Energy & Minerals, Inc. (EMI) or R&T Group, Inc. (R&T), the four direct subsidiaries of the Company. In 1998, each of these Boards met nine times.

    The Audit Committee of the Board of Directors, which met four times in 1998, is composed of five directors who are not officers, namely, Dr. Herman D.
James, Chairman, Anthony G. Dickson, Thomas L. Glenn, Jr., Frederick R. Raring and Dr. Shirli M. Vioni. The Audit Committee (1) annually recommends to the Board a firm of independent public accountants for appointment as auditors of the Company; (2) reviews with the independent auditors the scope and results of each annual audit; (3) reviews with the independent auditors and the Company's internal auditors suggestions or recommendations made by either of them; (4) reviews with appropriate Company officers the performance of the independent auditors and the internal auditors; (5) considers the possible effect on the independence of the independent auditors of each professional service rendered or to be rendered by such auditors; and (6) reviews and makes recommendations to the Board of Directors regarding the Annual Report to Shareholders.

    The Compensation/Pension Committee of the Board of Directors, which met five times in 1998, is composed of four directors who are not officers, namely, Clarence D. McCormick, Chairman, Anthony G. Dickson, W. Cary Edwards and Dr. Herman D. James. The Compensation/Pension Committee (1) grants options and otherwise administers the Stock-Based Compensation Plan; and (2) reviews and makes recommendations to the Board of Directors on the operations, performance and administration of the retirement plan, other employee benefit plans, and employment policies and forms of compensation, including the performance and levels of compensation of the officers of the Company.

    The Environmental Committee of the Board of Directors, which met two times in 1998, is composed of six directors, namely, Thomas L. Glenn, Jr., Chairman, Charles Biscieglia, Anthony G. Dickson, Richard L. Dunham, W. Cary Edwards and Frederick R. Raring. The Environmental Committee (1) reviews and evaluates management activities with respect to the environmental remediation of the Company's and its subsidiaries' current and former properties; and (2) oversees litigation against the Companies' insurance carriers for the recovery of remediation costs.

    The Executive Committee of the Board of Directors, which met two times in 1998, is composed of six directors, namely, Clarence D. McCormick, Chairman, Charles Biscieglia, Richard L. Dunham, W. Cary Edwards, Thomas L. Glenn, Jr., and Dr. Shirli M. Vioni. The Executive Committee (1) formulates policies to be followed in planning and conducting the business and affairs of the Company; and
(2) may act on behalf of the Board of Directors during intervals between meetings of the Board in the management of the business and affairs of the Company.

    The Nominating Committee of the Board of Directors met four times in 1998. It is composed of five directors, namely, Dr. Shirli M. Vioni, Chairman, Charles Biscieglia, Richard L. Dunham, Dr. Herman D. James and Clarence D. McCormick. Among it s functions, the Nominating Committee (1) maintains a list of prospective candidates for directors, including those recommended by shareholders; (2) reviews the qualifications of candidates for directors; and
(3) makes recommendations to the Board of Directors to fill vacancies and for nominees for election to the Board at the Annual Meeting of Shareholders. The Nominating Committee will consider nominees for the Board of Directors recommended by shareholders and submitted in writing to the Secretary of the Company.

Compensation Of Outside Directors

    Directors of the Company who are not officers of the Company and who are not members of the Executive Committee of the Board are paid an annual retainer of $7,500 plus 250 shares of restricted common stock and fees of $950 per meeting for each meeting of the Boards of the Company, Gas Company, Energy, EMI and R&T, respectively, that they attend, except that the maximum fee paid to any person for attendance at one or more meetings of these Boards held on the same day is $950. Members of t he Executive Committee of the Board who are not officers of the Company are paid an annual retainer of $10,000 plus 250 shares of restricted common stock and receive the same attendance fees as the other non-officer directors. The Company has established a policy to recognize exceptional service to the Company beyond that service normally provided by a board member. In 1998 no payments were made under this policy. Directors who are also officers of the Company receive no compensation other than their regular compensation. Members of all the Committees of the Company or of a subsidiary are paid $475 for each meeting of those Committees that they attend if the meeting is held on the same day as a Board meeting or $950 if the meeting is held o n any other day. Chairmen of each of those committees are paid an additional $200 for each meeting of their Committee that they attend. The Company has established a plan whereby directors may elect to defer the receipt of fees until a specified date or until retirement from the Board. The deferred amount, together with interest, may be paid in a lump sum or in equal annual installments, as the director elects.


                             EXECUTIVE COMPENSATION

Summary Compensation Table


(a)                             (b)     (c)      (d)    (e)             (i)
Name                                                    Other
and                                                     Annual         All Other
Principal                                               Compen-        Compen-
Position(s)                     Year    Salary   Bonus  sation(2)      sation(3)
---------------------           ----    -------- -----  ---------      ---------
Richard L. Dunham,(1)           1998    $300,000   -    $   -           $   -
Chairman of the Board           1997      -        -        -               -
                                1996      -        -        -               -

Charles Biscieglia,(1)          1998     227,489   -       795            11,537
President & CEO of the          1997     169,500   -       658             9,534
Company and of South            1996     159,500   -        -              9,294
Jersey Gas Company

Edward J. Graham,               1998     141,265   -        -              4,799
Vice President,                 1997     118,750   -        -              4,042
President of South              1996     105,417   -        -              3,434
Jersey Energy Company
and of SJ EnerTrade, Inc.
and Sr. Vice President of
South Jersey Gas Company

David A. Kindlick,              1998     158,780   -        -              5,406
Vice President and Sr.          1997     125,000   -        -              4,246
Vice President of               1996     101,500   -        -              3,454
South Jersey Gas Company

Albert V. Ruggiero,             1998     139,598   -        -              1,878
Vice President and Sr.          1997     121,250   -        -              4,479
Vice President of               1996     114,000   -        -              4,212
South Jersey Gas Company

Footnotes to Summary Compensation Table

    (1) Richard L. Dunham served as Chairman and Acting CEO until October 23, 1998. On that date Charles Biscieglia was elected President and CEO.

    (2) The Internal Revenue Code limits the contributions that may be made by or on behalf of an individual under defined contribution plans such as the Company's Thrift Plan. The Company has adopted a policy of currently reimbursing its executive officers with the amount of Company contributions that may not be made because of this limitation (including the tax liability incurred by the additional income). Amounts paid pursuant to this policy, are included in column
(e) of the Summary Compensation Table.

                                      - 8 -

    (3) Column (i) includes Employer Contributions to Thrift Plan, income value of group life insurance and increase in vested benefit level of deferred compensation contract. 1998 values for these items are:

                                Biscieglia    Graham    Kindlick     Ruggiero
Thrift Plan                     $ 6,185       $4,238    $4,763       $  313
Group Life Insurance              2,467          561       643        1,565
Deferred Compensation             2,885           -         -            -
                                $11,537       $4,799    $5,406       $1,878



Aggregated Option Exercises in Last Fiscal
Year and Fiscal Year-End Option Values


(a)             (b)             (c)            (d)              (e)
                                            Number of
                                            Securities         Value
                                            Underlying         of Unexercised
                                            Unexercised        In-The-Money
                Shares                      Options at         Options at
                Acquired        Value       Fiscal Year-End    Fiscal Year-End
Name            on Exercise     Realized    (All Exercisable)  (All Exercisable)
Charles
Biscieglia      4,000           $20,250           -0-                  -0-

Edward J.
Graham          1,510            11,375           -0-                  -0-

David A.
Kindlick          510             6,207        1,000               $1,500

Albert V.
Ruggiero           -                -            500                  750


    In 1987, the Company adopted the Stock-Based Compensation Plan (then called the stock option and stock appreciation rights plan) for its officers and other employees. Of the 306,000 options authorized, 87,750 options have been awarded. 82,750 of these awarded options have been exercised. No options were granted under the plan in 1998.

    The Company has Employment Agreements with certain of its officers, including Messrs. Biscieglia, Graham, Kindlick and Ruggiero. Each Agreement is for a 3-year period ending September 30, 1999, and provides for a base salary that will be reviewed periodically, but will be not less than what was being paid at the beginning of the period. If a change of control (as defined in the Agreement) occurs during the period of the Agreement, the Agreement is automatically extended for 3 years fro m the date the change of control occurs. If, during the extended term of the Agreement, the officer's employment is terminated for other than cause, or he resigns after there has been a significant adverse change in his employment arrangements with the Company, he is entitled to a severance payment equal to 300% of his average annual compensation during the preceding 5 calendar years. If the officer's employment agreement is terminated for other than cause without a change of control, he is en titled to a severance payment equal to 150% of his average annual compensation during the preceding 5 calendar years.

Pension Plans For Executives

    The following table illustrates the current retirement benefits under the salaried employee pension plan, and the supplemental executive retirement plan, assuming the executive retires at the normal retirement age of 60.


                                Years of Service
Remuneration  15        20        25        30        35        40
$125,000  $ 43,750  $ 56,250  $ 68,750  $ 81,250  $ 81,250  $ 81,250
 150,000    52,500    67,500    82,500    97,500    97,500    97,500
 175,000    61,250    78,750    96,250   113,750   113,750   113,750
 200,000    70,000    90,000   110,000   130,000   130,000   130,000
 225,000    78,750   101,250   123,750   146,250   146,250   146,250
 250,000    87,500   112,500   137,500   162,500   162,500   162,500
 300,000   105,000   135,000   165,000   195,000   195,000   195,000
 400,000   140,000   180,000   220,000   260,000   260,000   260,000
 450,000   157,500   202,500   247,500   292,500   292,500   292,500
 500,000   175,000   225,000   275,000   325,000   325,000   325,000


    As employees, the executive officers of the Company are eligible for benefits under a tax-qualified pension plan for salaried employees provided by the Company. Compensation considered under the pension plan consists of base salary only, which in the case of the executive officers is included in the cash compensation reported in column (c) of the Summary Compensation Table.
Employees do not make contributions to the plan, and the employer contributions (which are based on aggregate actuarial calculations without individual allocation) are held and invested by insurance companies of recognized standing until they are used to provide retirement benefits. Under certain circumstances, early retirement with reduced annual benefits is permitted (but not before age
55). Executive officers who are 50 years of age or older are also covered by an unfunded supplemental retirement plan that is designed in general to provide the officer with a minimum retirement benefit from the salaried employee pension plan and the supplemental plan that aggregates 2% of the average of the highest three of the final six years salary (as defined in the plan), for each year of service, plus 5%. Assuming continued employment and retirement at age 60, Messrs. Biscieglia, Graham, Kindlick and Ruggiero will have, respectively, 36, 36, 35 and 19 years of credited service. No credit is provided under the supplemental plan for more than 30 years of service.

Compensation/Pension Committee Report on Executive Compensation

    The Compensation/Pension Committee (the Committee) of the Board of Directors consists of four outside, non-employee directors. Among other charges, the Committee has the responsibility for making recommendations to the Board with regard to the Company's executive compensation policies, practices and objectives. The Committee also administers the Company's Stock-Based Compensation Plan (the Plan), making grants and awards under such Plan to selected key employees at its discretion and in discussion with the Chairman and/or CEO as indicated. No bonuses were paid nor stock options granted in 1997 or 1998.

    As part of the reorganization of senior management in 1998, the Committee, drawing upon the varied business experience and knowledge of its members and with the advice and counsel of an independent compensation expert (the Consultant) reexamined its executive compensation philosophy. In the past, executive compensation had been accomplished almost exclusively by adjustments to base salary and use of the Plan had been limited.

    This reexamination confirmed the overall purpose of the Company's compensation policies, that being the ability to attract and retain qualified executive management. As importantly, the executive compensation program should be so designed as to closely align the interests of senior management with the interests of Company shareholders. The Committee determined that this is best accomplished by establishing objective based, incentive compensation structures which directly link compensation levels to the Company's short-term and long-term performance.

    Accordingly, an executive compensation structure was established which promotes the achievement of superior results in an emerging, competitive market. The structure is such that when the Company achieves its annual performance objectives, it s executives would receive a compensation package which approximates the average level of compensation (50th percentile) paid to executives of its peers. The program has three integral components which will be phased-in over a three year period. These elements are designed to:

1. Achieve the objectives of attraction, retention and motivation through the payment of competitive base salaries. In October, executive base salaries, including that of Charles Biscieglia, the Chief Executive Officer, were adjusted to reflect current market levels as were determined by the Consultant, using comparative data from organizations of similar size, scope and industry. The Consultant's findings were consistent with other executive compensation surveys in which the Company or its subsidiaries participate. Base salaries are set forth in the Summary Compensation Table on page 8 and also reflect two promotions announced in March and October, of executives from South Jersey Gas Company to hold positions with the Company in connection with the expansion in non-regulated business and product lines.

2. Provide long-term incentives for enhancing shareholder value through compensation using the Plan's equity based instruments. Such compensation is earned upon the achievement of specific Company performance goals. To facilitate this element of the program, in January of 1999, the Board of Directors approved certain revisions to the Plan to provide a restricted stock component. Pending shareholder approval, the January 2000 adjustment to executive compensation would be made exclusively through restricted stock, with the value of the award tied to 1999 earnings per share from continuing operations. The Committee established at-risk threshold, target and maximum incentive levels based upon this performance metric.

3. Provide short term incentives for individual and corporate performance through the payment of cash bonuses. The Committee will engage its Consultant to design this element of the compensation program in 1999, for implementation in 2000.

    The Committee believes that at-risk compensation, both annual and long term, should represent a significant portion of total executive compensation and has designed its program accordingly. Further, that the use of a time restricted, stock-based incentive compensation element strongly encourages executives and managers to plan and act in a fashion which promotes an appreciation in stock price.

    Through October 1998, Mr. Richard L. Dunham served as Chairman and Acting Chief Executive Officer and was compensated during that period, through base salary alone, which was at a level below the median for this position in comparable companies. In October, Charles

Biscieglia, formerly Vice President of Utility Operations, was elected President and Chief Executive Officer; he continues to serve as President and Chief Executive Officer of South Jersey Gas Company pursuant to his election to that capacity in March. His compensation for 1998 reflects these elected capacities. Mr. Biscieglia's base salary was set at the median base level for comparable companies utilizing the data supplied by the Consultant. No annual or long-term incentives were provided to either Mr. Dunham or Mr. Biscieglia in 1998. Therefore their total compensation levels were well below the median for this position when compared to comparable companies.

                                                Clarance D. McCormick, Chairman
                                                Anthony G. Dickson
                                                W. Cary Edwards
                                                Dr. Herman D. James

STOCK PERFORMANCE GRAPH

    Set forth below is a graph that shows in the form of an index (1993 = 100), for the 1993 - 1998 period, the cumulative total return on the Company's Common Stock (consisting of the change in share price during each year plus dividends receive d which are assumed to be reinvested) compared to the Standard & Poor's 500 Index and the Standard & Poor's Utility Index. The Standard & Poor's Utility Index is a commonly used indicator of utility common stock performance based on selected gas, electric and telephone companies. The compounded annual growth rate for the Company on the graph is 8.68%. This compares to 24.02% for the Standard & Poor's 500 Index and 13.95% for the Standard & Poor's Utility Index.

Indexed Total Return Assuming Dividends Reinvested Over a 5 Year Period

                                     (Chart)

                 1993    1994      1995      1996      1997       1998
S&P 500         100     110.36    139.31    171.21    228.25     293.41
S&P UTIL        100     92.12     130.65    134.70    167.72     192.16
SJI             100     82.38     172.44    126.27    166.53     151.63


                     PROPOSAL TO APPROVE AN AMENDMENT TO THE
                       1997 STOCK-BASED COMPENSATION PLAN

    In January 1999, the Board of Directors of the Company amended the Company's Stock-Based Compensation Plan (the Amended Plan) to provide for the grant of restricted stock awards to officers and other employees. (The Stock-Based Compensation Plan was originally adopted in 1987 and was amended in 1997.) The Board of Directors believes the Amended Plan will help the Company attract, retain and positively motivate employees and closely align their interests with the interests of the Company's shareholders. The full text of the Amended Plan is attached as Appendix A to this Proxy Statement.

Description of the Amendment

    The Plan has been amended to provide for the grant of restricted stock awards. Officers and other employees would be eligible to receive awards as part of their annual compensation, based on the performance of the Company and the individual. Restricted stock awards would be granted based on the achievement of preestablished performance goals. Employees may not sell, transfer, assign or pledge any awarded shares until the restrictions lapse. Restricted stock awards may be credited with dividends during the restriction period which shall be reinvested in additional restricted shares. Restricted stock awards may vest over time and will generally be subject to forfeiture if an awardee's employment terminates before the restricted period lapses. Therefore the Amended Plan will help the Company retain, as well as motivate, its employees. A maximum of 306,000 shares of Company stock can be awarded and retained by employees under the Amended Plan, whatever the form of award.

Federal Income Tax Consequences

    An employee recognizes no income and the Company receives no deduction for federal income tax purposes until the restrictions lapse and the shares are fully vested. Income to the employee is realized based on the value of the shares at the time of vesting, and the Company receives a deduction in the same amount.

Shareholder Vote Required

    The Company is submitting the Amended Plan to shareholders for approval to enable the Company to continue to grant "Incentive Stock Options" which are tax qualified stock options eligible for favorable tax treatment under federal tax law. Although the Company has never granted any Incentive Stock Options under the Amended Plan, it wishes to preserve the flexibility to do so in the future if that appears to be in the best interests of the Company and its shareholders. If shareholder approval is not obtained, the Company will not be able to grant Incentive Stock Options, but will continue to be able to grant non-tax qualified stock options and stock appreciation rights as well as restricted stock grants under the Amended Plan. The affirmative vote of a majority of the votes cast at the Annual Meeting for the holders of Common Stock will be required to approve the amendments to the Plan. The Plan presently has previously authorized shares remaining and available for issue and therefore, no additional share authorization is being requested.

    The Board of Directors recommends a vote "FOR" approval of the Amended Plan, and it is intended that, in the absence of contrary direction, the proxies will be voted in favor of approval.

                             APPOINTMENT OF AUDITORS

    Upon the recommendation of the Audit Committee, the Board of Directors, subject to the approval of the shareholders, has appointed Deloitte & Touche LLP, independent public accountants, as the auditors of the Company for the year 1999. Unless otherwise directed, it is proposed to vote proxies "FOR" approval of this appointment.

    Deloitte & Touche LLP served as the auditors of the Company during the year 1998. During 1998, the audit services performed by that firm for the Company consisted of the audits of the financial statements of the Company and its subsidiaries a nd the preparation of various reports based on those audits, services related to filings with the Securities and Exchange Commission, the New York Stock Exchange, and audits of employee benefit plans as required by the Employee Retirement Income Security Act.

                     ANNUAL REPORT AND FINANCIAL INFORMATION

    A copy of the Company's Annual Report to Shareholders for the year ended December 31, 1998 accompanies this proxy statement. The Annual Report is not proxy soliciting material or a communication by which any solicitation is made. A representative of Deloitte & Touche LLP, whose report on the Company's financial statements appears in the Annual Report, will be present at the Annual Meeting and will have the opportunity to make a statement, if he desires to do so, and to respond to questions from shareholders.

    Upon written request of any person who on the record date for the Annual Meeting was a record owner of the Company's Common Stock, or who represents in good faith that he was on such date a beneficial owner of such stock entitled to vote at the Annual Meeting, the Company will send to such person, without charge, a copy of its Annual Report on Form 10-K for 1998, as filed with the Securities and Exchange Commission. Requests for this report should be directed to George L. Baulig, Secretary, South Jersey Industries, Inc., 1 South Jersey Plaza, Folsom, New Jersey 08037.

                                  OTHER MATTERS

    Any proposal which a qualified shareholder of the Company wishes to include in the Company's proxy statement to be released to shareholders in connection with the 2000 Annual Meeting of Shareholders that is received by the Company after November 12, 1999 will not be eligible for inclusion in the Company's proxy statement and form of proxy for that meeting. To be a qualified shareholder, a shareholder must have owned at least $2,000 in market value of the Company's securities for at least one year before the date of submission of the proposal to the Company. In compliance with the Company's bylaws, stockholders must provide the Company with at least 60 days, but no more than 90 days, notice prior to an announced annual meeting date o f (i) business the stockholder wishes to raise at the meeting and (ii) persons, if any, the stockholder wishes to nominate for election as directors at that meeting.

    The Board of Directors knows of no matters, other than those set forth in the Notice of Annual Meeting of Shareholders, to come before the 1999 Annual Meeting. If any other matters or motions properly come before the Meeting, including any matters dealing with the conduct of the Meeting, it is the intention of the persons named in the accompanying form of proxy to vote such proxy in accordance with their judgment.

                       By Order of the Board of Directors,
                             George L. Baulig
                                   Secretary
March 12, 1999

                                   APPENDIX A

        SOUTH JERSEY INDUSTRIES, INC. 1997 STOCK-BASED COMPENSATION PLAN

               (As Amended and Restated Effective January 1, 1999)

1.      Purpose Of Plan

        The purpose of the Plan, which was formerly known as the South Jersey Industries, Inc. 1997 Stock Option and Stock Appreciation Rights Plan, is to assist the Company in retaining the employment of valued officers and employees by: (i) providing incentive compensation opportunities competitive with those of other major companies; (ii) providing performance related incentives that motivate superior performance on the part of the Company's officers and employees; and (iii) providing the Company's officers and employees with the opportunity to acquire an ownership interest in the Company and to thereby acquire a greater stake in the Company and a closer identity with it.

2. Definitions

(a) "Award" means an award of Options, SARs, or Restricted Stock.
(b) "Board" means the board of directors of the Parent Company.
(c) "Code" means the Internal Revenue Code of 1986, as amended.
(d) "Committee" means the committee described in Paragraph 5.
(e) "Company" means South Jersey Industries, Inc. and each of its Subsidiary Companies.
(f) "Date of Grant" means the date on which an Option, SAR or Restricted Stock Award is granted.
(g) "Dividend Equivalent" means the right to receive the equivalent value (in Shares) of dividends that are paid on Restricted Stock and reinvested in Shares.
(h) "Fair Market Value" means on any given date the mean between the highest and lowest prices of actual sales of Shares on the principal national securities exchange on which the Shares are listed on such date or, if there are no such sales on such date, the mean between the closing bid and asked prices of the Shares on such exchange on such date.
(i) "Holder" means a person to whom (i) an SAR has been granted under the Plan, which SAR has not been exercised and has not expired or terminated, or (ii) a Restricted Stock Award has been granted, which Award has not become vested or been forfeited .
(j) "Incentive Stock Option" means an Option granted under the Plan, designated by the Committee at the time of such grant as an Incentive Stock Option and containing the terms specified herein for Incentive Stock Options.
(k) "Non-Qualified Option" means an Option granted under the Plan, designated by the Committee at the time of such grant as a Non-Qualified Option and containing the terms specified herein for Non-Qualified Options.
(l) "Option" means any stock option granted under the Plan and described either in Paragraph 3(a) or 3(b).
(m) "Optionee" means a person to whom an Option has been granted under the Plan, which Option has not been exercised and has not expired or terminated.

(n) "Parent Company" means South Jersey Industries, Inc.
(o) "Performance Goal" means the annual consolidated earnings per share from the Company's continuing operations, or any other goal that is established at the discretion of the Committee including, among other things: (i) the price of Shares, (ii) the market share of the Company (or any business unit thereof),
(iii) sales by the Company (or any business unit thereof), (iv) return on equity of the Company, or (v) costs of the Company (or any business unit thereof). The Committee shall have sole discretion to determine specific targets within each category of Performance Goals.
(p) "Restriction Period" means the period during which Restricted Stock awarded under the Plan is subject to forfeiture.
(q) "Restricted Stock" means Shares awarded by the Company under Paragraph 11 of the Plan and described in Paragraph 3(d).
(r) "SAR" means a stock appreciation right granted under the Plan and described in Paragraph 3(c).
(s) "Share" or "Shares" means a share or shares of Common Stock of the Parent Company.
(t) "Subsidiary Companies" means all corporations that, at the time in question, are subsidiary corporations of the Parent Company within the meaning of section 425(f) of the Code.
(u) "Ten Percent Shareholder" means a person who on the Date of Grant owns, either directly or within the meaning of the attribution rules contained in section 425(d) of the Code, stock possessing more than ten percent of the total combined voting power of all classes of stock of his or her employer corporation or of its parent or subsidiary corporations, as defined respectively in sections 425(e) and (f) of the Code.
(v) "Value" of a SAR means the excess of the Fair Market Value of a Share on the date of exercise of such SAR over the Fair Market Value of a Share on the Date of Grant of such SAR.

3. Rights To Be Granted

   Rights that may be granted under the Plan are:

(a) Incentive Stock Options, which give the Optionee the right for a specified time period to purchase a specified number of Shares for a price not less than their Fair Market Value on the Date of Grant;
(b) Non-Qualified Options, which give the Optionee the right for a specified time period to purchase a specified number of Shares for a price determined by the Committee on the Date of Grant;
(c) SARs, which give the Holder the right for a specified time period, without payment to the Company, to receive the Value of such SARS, to be paid in cash or Shares or a combination of cash and Shares, the number and amount of which shall be determined pursuant to Paragraph 8(e) below.
(d) Restricted Stock Awards, which give the Holder a specific number of Shares which are either (i) awarded upon the Company's achievement of Performance Goals established by the Committee, or (ii) awarded, subject to forfeiture if the Company fails to achieve Performance Goals established by the Committee.

4. Stock Subject To Plan

   Not more than 306,000 Shares in the aggregate may be delivered pursuant to the Plan upon exercise of Options or SARs, or pursuant to Restricted Stock Awards. The Shares so delivered may, at the option of the Company, be either treasury Shares or Shares originally issued for such purpose. If an Option or an SAR covering Shares terminates or expires without having been exercised in whole or in part, other Options or SARs may be granted covering the Shares as to which the Option or SAR was not exercised. If a Restricted Stock Award is forfeited, other Restricted Stock Awards may be granted covering the Shares which were forfeited.

5. Administration Of Plan

   The Plan shall be administered by a committee of the Board, which may be a standing committee of the Board and which shall be composed of not less than three directors of the Parent Company, appointed by the Board, none of whom shall be eligible (or shall have been eligible within one year prior to the date of his or her appointment) to be granted Options, SARs or Restricted Stock Awards under the Plan. Additionally, no member of the Committee shall be eligible (or shall have been eligible within one year prior to the date of his or her appointment) to be selected as a participant under any other discretionary plan of the Company or any of its affiliates entitling him or her to acquire stock, stock options or stock appreciation rights of the Company or any of its affiliates.

6. Grant of Rights

   The Committee may grant Options, SARs, Restricted Stock Awards or all of the foregoing to eligible employees of the Company.

7. Eligibility

(a) Eligible employees to whom Options and SARs may be granted shall be officers and other key employees of the Company, including employees who are also directors. Directors who are not employees of the Company shall not be eligible.
(b) An Incentive Stock Option shall not be granted to a Ten Percent Shareholder except on such terms concerning the option price and period of exercise as are provided in Paragraphs 8(a) and 8(f) with respect to such a person. A Non-Qualified Option shall not be granted to a Ten Percent Shareholder.
(c) Restricted Stock Awards may be granted to those officers and other employees of the Company who are designated by the Committee as eligible to receive Restricted Stock Awards.

8. Option and SAR Agreements and Terms

   All Options and SARs shall be granted within ten years from November 22, 1996 and be evidenced by Option agreements or SAR agreements which shall be executed on behalf of the Parent Company and by the respective Optionees or Holders. The terms of each such agreement shall be determined from time to time by the Committee, consistent, however, with the following:

(a) Option Price. The option price per Share shall be determined by the Committee but, in the case of Incentive Stock Option, shall not be less than 100% of the Fair Market Value of such Share on the Date of Grant. With respect to any Incentive Stock Option granted to a Ten Percent Shareholder, the option price per Share shall not be less than 110% of the Fair Market Value of such Share on the Date of Grant.

(b) Restrictions on Transferability. No Option or SAR shall be transferable otherwise than by will or the laws of descent and distribution and, during the lifetime of the Optionee or Holder, shall be exercisable only by him or her. Upon the death of an Optionee or Holder, the person to whom the rights shall have passed by will or by the laws of descent and distribution may exercise any Options or SARs only in accordance with the provisions of Paragraph 8(f).

(c) Payment Upon Exercise of Options. Full payment for Shares purchased upon the exercise of an Option shall be made in cash or, at the election of the Optionee and as the Committee may, in its sole discretion, approve, either (1) by surrendering Shares with an aggregate Fair Market Value equal to the aggregate option price, (2) by delivering such combination of Shares and cash as the Committee may, in its sole discretion, approve or (3) at the election of the Optionee, and if the Committee, in its sole discretion approves, by surrendering the Option in exchange for issuance of a number of shares equal to the difference between the exercise price of the Option and the Fair Market Value of the Shares subject to the Option.

(d) Issuance of Certificates Upon Exercise of Options; Payment of Cash. Only whole Shares shall be issuable upon exercise of Options. Any right to a fractional Share shall be satisfied in cash. Upon payment of the option price, a certificate for t he number of whole Shares and a check for the Fair Market Value on the date of exercise of any fractional Share to which the Optionee is entitled shall be delivered to such Optionee by the Parent Company, provided, however, that in the case of the exercise of a Non-Qualified Option, the Optionee has remitted to his employer an amount, determined by such employer, necessary to satisfy applicable federal, state or local tax-withholding requirements, or made other arrangements with his or her employer for the satisfaction of such tax-withholding requirements. The Parent Company shall not be obligated to deliver any certificates for Shares until such Shares have been listed (or authorized for listing upon official notice of issuance) upon each stock exchange upon which outstanding Shares of such class at the time are listed nor until there has been compliance with such laws or regulations as the Parent Company may deem applicable. The Parent Company shall use its best efforts to effect such listing and compliance.

(e) Issuance of Certificates Upon Exercise of SARS; Payment of Cash. Upon exercise of an SAR, its Value shall be payable in cash, Shares, or in such combination of cash and Shares as is selected by the Holder and approved by the Committee in its sol e discretion. Any Shares due upon exercise of an SAR shall be delivered to the Holder by the Parent Company and any payment of cash shall be made by the employer of the Holder. The employer of the Holder shall deduct from the amount of any cash so payable an amount necessary to satisfy applicable federal, state, or local tax-withholding requirements. If no cash is payable (or if the amount of cash payable is insufficient to satisfy applicable tax-withholding requirements), no Shares shall be delivered by the Parent Company to the Holder until the Holder remits to his or her employer an amount, determined by such employer, necessary to satisfy applicable federal, state, or local tax-withholding requirements or makes other arrangements for the satisfaction of such tax-withholding requirements. The Parent Company shall not be obligated to deliver any certificates for Shares until such

Shares have been listed (or authorized for listing upon official notice of issuance) upon each stock exchange upon which outstanding Shares of such class at the time are listed nor until there has been compliance with such laws or regulations as the Parent Company may deem applicable. The Parent Company shall use its best efforts to effect such listing and compliance.

(f) Periods of Exercise Of Options and SARs. An Option or SAR shall be exercisable in whole or in part at such time as may be determined by the Committee and stated in the Option or SAR agreement, provided, however, that, unless otherwise determined by the Committee, no Option or SAR shall be exercisable before one year or after five years from the Date of Grant in the case of an Option or SAR granted to a Ten Percent Shareholder, or before one year or after ten years from the Date of Grant in all other cases, except as provided below:

(i) In the event that an Optionee or Holder ceases to be employed by the Company for any reason other than retirement, disability (as determined by the Committee) or death, any Option or SAR held by such Optionee or Holder shall not be exercisable after the date the Optionee or Holder ceases to be employed by the Company unless otherwise determined by the Committee and set forth in the Option or SAR agreement or a written amendment thereto; provided, however, that in no event shall an Option or SAR be exercisable after five years from the Date of Grant in the case of a Ten Percent Shareholder or after ten years from the Date of Grant in all other cases;

(ii) If an Optionee or Holder ceases to be employed by the Company, and if such cessation of employment is due to the disability (as determined by the Committee) or the retirement of the Optionee or Holder, he or she shall have the right to exercise his or her Options or SARs until the last day of the sixth month following cessation of employment, or such longer period as the Committee may determine and set out in writing, even if the date of exercise is within any time period prescribed by t he Plan prior to which such Option or SAR shall not be exercisable; provided, however, that in no event shall an Option or SAR be exercisable after five years from the Date of Grant in the case of a Ten Percent Shareholder or after ten years from the Date of Grant in all other cases;

(iii) In the event that an Optionee or Holder ceases to be employed by the Company by reason of his or her death, any Incentive Stock Option, Non-Qualified Option or SAR held by such Optionee or Holder shall be exercisable, the person to whom the rights of the Optionee shall be passed by will or by the laws of descent and distribution until the last day of the twelfth month following the date of the Optionee's or Holder's death, or such longer period as the Committee may determine and set out in writing, even if the date of exercise is within any time period prescribed by the Plan prior to which such Option or SAR shall not be exercisable; provided, however, that in no event shall an Option or SAR be exercisable after five years from the Date of Grant in the case of a Ten Percent Shareholder or after ten years from the Date of Grant in all other cases.

(g) Date of Exercise. The date of exercise of an Option or SAR shall be the date on which written notice of exercise, addressed to the Parent Company at its main office to the attention of its Secretary, is hand delivered, telecopied or mailed, firs t class postage prepaid; provided, however, that the Parent Company shall not be obligated to deliver any certificates for Shares pursuant to the exercise of an Option or SAR until the Optionee shall have made payment in full of the option price for such Shares. Each such exercise shall be irrevocable when given. Each notice of exercise must (i) specify the Incentive Stock Option, Non-Qualified Option, SAR, or combination thereof, being exercised; (ii) must, in the case of the exercise of an Option, include a statement of preference (which shall not be binding on the Committee) as to the manner in which payment to the Parent Company shall be made (Shares or cash or a combination of Shares and cash); and (iii) must, in the case of the exercise of an SAR, include a statement of preference (which shall not be binding on the Committee) as to the manner in which payment to the Holder shall be made (Shares or cash or a combination of Shares and cash).

(h) Termination of Employment. For purposes of the Plan, a transfer of an employee between two employers, each of which is a Company, shall not be deemed a termination of employment.

(i) Multiple Grants of Incentive Stock Options, Non-Qualified Options and SARs. The grant, exercise, termination or expiration of any Incentive Stock Option, Non-Qualified Option or SAR shall have no effect upon any other Incentive Stock Option, Non -Qualified Option or SAR held by the same Optionee or Holder; provided, however, that the Committee may, in its sole discretion, provide in the Option agreement or SAR agreement that the exercise of a certain number of SARs is conditioned upon the exercise of a certain number of Options or provide that an SAR shall otherwise be attached to Options granted under the Plan. All SARs which are attached to Options shall be subject to the following terms:

(A) such SAR shall expire no later than the Option to which it is attached,
(B) such SAR shall be for an amount no more than the excess of the Fair Market Value of the Shares subject to the attached Option on the date such SAR is exercised over the option price of such Option,
(C) such SAR shall be subject to the same restrictions on transferability as the Option to which it is attached,
(D) such SAR shall be exercisable only when the Option to which it is attached is eligible to be exercised,
(E) such SAR shall be exercisable only when the Fair Market Value of the Shares subject to the attached Option exceeds the option price of such Option, and
(F) such SAR shall expire upon the exercise of the Option to which it is attached.

    Upon exercise of an SAR which is attached to an Option, the Option to which the SAR is attached shall expire.

9. Limitation on Grant of Incentive Stock Options

    The aggregate Fair Market Value (determined as of the time options are granted) of the shares for which any employee may be granted incentive stock options that first become exercisable in any one calendar year under the Plan and any other plan of his employer corporation and its parent and subsidiary corporations, as defined respectively in sections 425(e) and (f) of the Code, shall not exceed $100,000.

10. Rights As Shareholders With Respect to Options and SARs

    Neither an Optionee nor a Holder shall have any right as a shareholder with respect to any Shares subject to his or her Options or SARs until the date of the issuance of a stock certificate to him or her for such Shares.

11. Restricted Stock Awards

    The grant of Restricted Stock Award shall be subject to the following terms and conditions:

(a) Grant of Restricted Stock Award. Any Restricted Stock granted under the Plan shall be evidenced by an agreement executed by the Company and the Holder, which agreement shall conform to the requirements of the Plan, and shall specify (i) the number of Shares subject to the Award, (ii) the Restriction Period applicable to each Award, (iii) the events that will give rise to a forfeiture of the Award, (iv) the Performance Goals that must be achieved in order for the restriction to be removed fro m the Award, (v) the extent to which the Holder's right to receive the Shares under the Award will be forfeited if the Performance Goals are not met, and (vi) whether the Restricted Stock is subject to a vesting schedule. The agreement may contain such other provisions not inconsistent with the terms of the Plan as the Committee shall deem advisable.

(b) Delivery of Restricted Stock. Upon determination of the number of shares of Restricted Stock that are to be granted to the Holder, the Committee shall direct that a certificate or certificates representing the number of Shares be issued to the H older with the Holder designated as the registered owner. The certificate(s) representing such shares shall be legended as to restrictions on the sale, transfer, assignment, or pledge of the Restricted Stock during the Restriction Period and deposit ed by the Holder, together with a stock power endorsed in blank, with the Company.

(c) Dividend Equivalents. Notwithstanding any provision of the Plan to the contrary, a Holder who has been granted a Restricted Stock Award pursuant to this Paragraph 11 may, at the discretion of the Committee, be credited as of dividend payment dates during the Restriction Period with Dividend Equivalents with respect to the Shares underlying the Restricted Stock Award. Such Dividend Equivalents shall be credited to an account established on behalf of the Holder by the Company. The Dividend Equivalents credited under this Paragraph (c) shall be notionally reinvested in Shares and shall be converted into additional Shares under such formula, at such time, and subject to such limitations as may be determined by the Committee.

(d) Receipt of Common Stock. At the end of the Restriction Period, the Committee shall determine, in light of the terms and conditions set forth in the Restricted Stock agreement, the number of shares of Restricted Stock with respect to which the restrictions imposed hereunder shall lapse. The Restricted Stock with respect to which the restrictions shall lapse shall be converted to unrestricted Shares by the removal of the restrictive legends from the Restricted Stock. Thereafter, Shares equal to the number of shares of the Restricted Stock with respect to which the restrictions hereunder shall lapse shall be delivered to the Holder. The Committee may, in its sole discretion, modify or accelerate the vesting and delivery of shares of Restricted Stock.

(e) Termination By Reason of Death, Disability or Retirement. Unless otherwise determined by the Committee at the time of grant, if a Holder ceases to be employed by the Company and such cessation of employment is due to the Holder's death, disability (as determined by the Committee) or retirement, the vested portion of the Restricted Stock, if any, shall become nonforfeitable. The non-vested portion of the Restricted Stock shall be forfeited as of the date of such termination of employment.

(f) Other Termination. Unless otherwise determined by the Committee at the time of grant, if a Holder ceases to be employed by the Company and such cessation of employment is due to any reason other than for death, disability (as determined by the Committee), or retirement, any Restricted Stock with respect to which the Restriction Period has not expired shall be forfeited.

12. Changes in Capitalization

    In the event of a stock dividend, stock split, recapitalization, combination, subdivision, issuance of rights, or other similar corporate change, the Board shall make full anti-dilution adjustments in the aggregate number of Shares that may b e covered by Options issued pursuant to the Plan, the aggregate number of SARs that may be granted, the aggregate number of Shares covered by Restricted Stock Awards that may be granted pursuant to the Plan, the number of Shares subject to, and the option price of, each then-outstanding Option, the number of then-outstanding SARs and the Fair Market Value of Shares upon which the Value of such SARs is based, and the number of Shares subject to each then-outstanding Restricted Stock Award.

13. Mergers, Dispositions and Certain Other Transactions

    If, during the term of any Option or SAR, or during the Restricted Period of any Restricted Stock Award, the Parent Company or any of the Subsidiary Companies shall be merged into or consolidated with or otherwise combined with or acquired by another person or entity, or there is a divisive reorganization or a liquidation or partial liquidation of the Parent Company, the Parent Company may choose to take no action with regard to the Options, SARs or Restricted Stock Awards outstanding or , notwithstanding any other provision of the Plan, to take any of the following courses of action:

(a) Not less than 15 days or more than 60 days prior to any such transaction, all Optionees and Holders shall be notified that their Options and SARs shall expire on the 15th day after the date of such notice, in which event all Optionees and Holders shall have the right to exercise all of their Options and SARs prior to such new expiration date; or

(b) The Parent Company shall provide in any agreement with respect to any such merger, consolidation, combination or acquisition that the surviving, new or acquiring corporation shall grant options and stock appreciation rights to the Optionees and Holders to acquire shares, or stock appreciation rights in shares in such corporation with respect to which the excess of the fair market value of the shares of such corporation immediately after the consummation of such merger, consolidation, combination or acquisition over the option price, or the value of such stock appreciation rights, shall not be greater than the excess of the Fair Market Value of the Shares over the option price of Options (or, in the case of an SAR, the Value of such SAR) , immediately prior to the consummation of such merger, consolidation, combination or acquisition;

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(c) The Parent Company shall provide that all Restricted Stock Awards that are outstanding on the date of the merger, consolidation, combination or acquisition shall become nonforfeitable and immediately payable in cash; or

(d) The Parent Company shall take such other action as the Board shall determine to be reasonable under the circumstances in order to permit Optionees and Holders to realize the value of rights granted to them under the Plan.

14. Plan Not To Affect Employment

    Neither the Plan nor any Award shall confer upon any employee of the Company any right to continue in the employment of the Company.

15. Interpretation

    The Committee shall have the power to interpret the Plan and to make and amend rules for putting it into effect and administering it. It is intended that the Incentive Stock Options granted under the Plan shall constitute incentive stock opt ions within the meaning of section 422A of the Code, that the Non-Qualified Options and Restricted Stock Awards shall constitute property subject to federal income tax pursuant to the provisions of section 83 of the Code and that the Plan shall qualify for the exemption available under Rule 16b-3 (or any similar rule) of the Securities and Exchange Commission. The provisions of the Plan shall be interpreted and applied insofar as possible to carry out such intent.

16. Amendments

    The Plan may be amended by the Board, but any amendment that increases the aggregate number of Shares that may be issued pursuant to the Plan upon exercise of Options or SARs or upon the grant of a Restricted Stock Award (otherwise than pursuant to Paragraph 12), that changes the class of eligible employees, or that otherwise requires the approval of the shareholders of the Parent Company in order to maintain the exemption available under Rule 16b-3 (or any similar rule) of the Securities and Exchange Commission, shall require the approval of the holders of such portion of the shares of the capital stock of the Parent Company present and entitled to vote on such amendment as is required by applicable state law and the terms of the Parent Company's Articles of Incorporation, as then in effect, to make the amendment effective. No outstanding Option, SAR or Restricted Stock Award shall be affected by any such amendment without the written consent of the Optionee, Holder, or other person then entitled to exercise such Option or SAR or receive Shares pursuant to such Restricted Stock Award.

17. Securities Laws

    The Committee shall have the power to make each Award under the Plan subject to such conditions as it deems necessary or appropriate to comply with the then-existing requirements of the Securities Act of 1933 or the Securities Exchange Act of 1934, including Rule 16b-3 (or any similar rule) of the Securities and Exchange Commission.

18. Effective Date and Term of Plan

    The effective date of the Plan, for purposes of granting Options and SARs hereunder, shall be November 22, 1996, which is the date on which the Plan was adopted by the Board. The effective date of the Plan, for purposes of granting Restricted Stock Awards hereunder shall be the date of adoption of this amendment and restatement of the Plan. The Plan shall expire no later than 10 years from the date that the Plan was adopted by the Board, unless sooner terminated by the Board. Any Incentive Stock Option granted before the approval of the Plan by the Parent Company's shareholders shall be expressly conditioned upon, and shall not be exercisable until, such approval.

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19. General

    Each Option, SAR or Restricted Stock Award shall be evidenced by a written instrument containing such terms and conditions not inconsistent with the Plan as the Committee may determine. The issuance of Shares on the exercise of an Option or SAR, or pursuant to a Restricted Stock Award, shall be subject to all of the applicable requirements of the New Jersey Business Corporation Act and other applicable laws, including federal or state securities laws, and all Shares issued under the Plan shall be subject to the terms and restrictions contained in the Articles of Incorporation of the Parent Company, as amended from time to time. Among other things, the Optionee or Holder may be required to deliver an investment representation to the Company in connection with any exercise of an Option or SAR, or in connection with the receipt of Shares pursuant to a Restricted Stock Award, or to agree to refrain from selling or otherwise disposing of the Shares required for a specified period of time or on specified terms.

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